UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 9, 2022

INDUSTRIAL HUMAN CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	86-2127945
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

501 Brickell Key Drive, Suite 300, Miami, FL	33131
(Address of principal executive offices)	(Zip Code)

(888) 798-9100

(Registrant's telephone number, including area code)

Commission File No. 001-40934

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AXH	The New York Stock Exchange
Warrants	AXHW	The New York Stock Exchange
Units	AXHU	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 9, 2022, the Company filed a Certificate of Correction with the Secretary of State of Delaware, effectively withdrawing the previously filed Extension Amendment.

Item 8.01.	Other Events.

Following the Special Meeting of the stockholders on October 14, 2022, we filed an 8-K, indicating that while the Extension Amendment was duly approved by the shareholders, because shareholders holding 11,251,347 Public Shares exercised their right to redeem their shares for a pro rata portion of the funds in the Trust Account, which would prompt the removal from the Trust Account of approximately $114,949,913.76 (or approximately 98% of the funds in the Trust Account), the Company would seek to determine whether any redeeming shareholders wish to cancel their redemption requests in order to determine whether the Trust Account will have in excess of $5,000,001 in net tangible assets following approval of the Extension Amendment Proposal. We further indicated that if some redeeming shareholders do not cancel their redemption requests such that the Trust Account will not have in excess of $5,000,001 in net tangible assets following approval of the Extension Amendment Proposal, the Company may proceed to take action to cancel the extension or otherwise cause or allow the Company to dissolve and liquidate, subject to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

The Company was unsuccessful in its effort to secure sufficient redemption cancellations, and the Company would not, therefore, have in excess of $5,000,001 in net tangible assets following approval of the Extension Amendment Proposal. Accordingly, the Sponsor declined to loan the Company an amount sufficient to fund the extension, and the Company did not otherwise fund the extension and took action to cancel the Extension Amendment as having been filed in error. Pursuant to Article Sixth, Paragraph E. of the Company’s Amended and Restated Articles of Incorporation, because the Company did not complete a business combination within 12 months from the consummation of the IPO, which occurred on October 22, 2021, the Company must proceed to cease operations, dissolve and liquidate.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description of Exhibits
3.1	Certificate of Correction
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INDUSTRIAL HUMAN CAPITAL, INC.

Date: November 14, 2022	By:	/s/ Scott W. Absher
Scott W. Absher
Chief Executive Officer